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                                                                   EXHIBIT 10.53


                           RESTRICTED STOCK AGREEMENT


            THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into this 20th day of February, 1997, by and between U.S. Can Corporation, a Delaware corporation (the "Company" or "US Can"), and William J. Smith ("Smith"), President and Chief Executive Officer of US Can and United States Can Company, the Company's wholly-owned subsidiary.

            WHEREAS, the Company adopted the U.S. Can Corporation 1997 Equity Incentive Plan (the "Plan") by vote of its Board of Directors on February 20, 1997.

            WHEREAS, the Board of Directors of the Company desires to carry out the purpose of the Plan by granting Smith 250,000 restricted shares of its Common Stock, $.01 par value (the "Common Stock"), subject to the terms and conditions hereinafter provided.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Grant of Restricted Stock. The Company hereby awards to Smith the right to receive up to an aggregate of 250,000 shares of Common Stock (the "Restricted Stock"), the issuance of which is contingent on the conditions set forth in Section 2 hereof, subject to the terms and conditions set forth herein and in the Plan.

            2.    Conditions to Issuance of Restricted Stock.

            (A) Subject to the other terms and provisions of this Agreement and the Plan, 100,000 shares of Restricted Stock (the "First Tranche") shall be issued on the occurrence of the following: (i) if, during the period beginning on February 20, 1997 and
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ending on February 19, 1998, the shares of Common Stock of the Company trade on the New York Stock Exchange (the "NYSE"), or on the principal securities exchange or automated quotation system as the Company's common stock may then trade, at an average closing price equal to or greater than $20 per share for all trading days in any period of 90 consecutive days, then 33,333 shares of Restricted Stock shall be issued promptly after the conclusion of such 90 day period referred to in 2(A)(i) hereunder; (ii) if, during the period beginning on February 20, 1998 and ending on February 19, 1999, the shares of Common Stock of the Company trade on the NYSE, or on the principal securities exchange or automated quotation system as the Company's common stock may then trade, at an average closing price equal to or greater than $20 per share for all trading days in any period of 90 consecutive days, then 33,333 additional shares of Restricted Stock shall be issued promptly after the conclusion of such 90 day period referred to in 2(A)(ii) hereunder; (iii) if, during the period beginning on February 20, 1999 and ending on February 19, 2000, the shares of Common Stock of the Company trade on the NYSE, or on the principal securities exchange or automated quotation system as the Company's common stock may then trade, at an average closing price equal to or greater than $20 per share for all trading days in any period of 90 consecutive days, then 33,334 additional shares of Restricted Stock shall be issued promptly after the conclusion of such 90 day period referred to in 2(A)(iii) hereunder; (iv) if there is a Change of Control (as defined below) involving the Company (a) at any time during which Smith is either a member of the Board of Directors of US Can and/or United States Can Company or Chief Executive Officer of US Can and/or United States Can Company, and (b) if the transaction representing a Change of Control occurs at a price equal to or greater than $20 per share for the Common


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Stock of the Company, all 100,000 shares of Restricted Stock comprising the
First Tranche not previously issued shall be issued concurrently with the Change of Control; and (v) (a) if while Smith is Chief Executive Officer of the Company, Smith dies, becomes permanently and totally disabled within the meaning of section 22 (e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or leaves the employ of the Company with the approval of the Board of Directors; and (b) the shares of Common Stock of the Company have traded on the NYSE, or on the principal securities exchange or automated quotation system as the Company's common stock may then trade, at an average closing price equal to or greater than $20 per share for the prior 30 trading days, all Restricted Stock comprising the First Tranche not previously issued shall be issued upon the occurrence of one of the events described in subclause (v) (a) above and the event described in subclause (v)(b) above. All Restricted Stock in the First Tranche which cannot be issued under the conditions set forth above shall be forfeited.

            (B) Subject to the other terms and provisions of this Agreement and the Plan, an additional 150,000 shares of Restricted Stock (the "Second Tranche") shall be issued as follows: (i) if, from and after the date hereof and through the end of calendar year 1998, the shares of Common Stock of the Company at any time trade on the NYSE, or on the principal securities exchange or automated quotation system as the Company's common stock may then trade, at an average closing price equal to or greater than $25 per share for all trading days in any period of 180 consecutive days, then 100,000 shares of the Restricted Stock comprising the Second Tranche shall be issued promptly after the conclusion of such 180 day period referred to in 2(B)(i) hereunder; (ii) if, from and after the date hereof and


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through the end of calendar year 1998, the shares of Common Stock of the Company trade on the NYSE, or on the principal securities exchange or automated quotation system as the Company's common stock may then trade, at an average closing price equal to or greater than the following for all trading days in any consecutive 180 day period, then the additional shares of Restricted Stock comprising the Second Tranche shall be issued in the amounts set forth below promptly after the conclusion of such 180 day period referred to in 2(B)(ii) hereunder:

Stock Price                                Additional Issued Shares
-----------                                ------------------------
$26 per share and above but below $27      10,000 shares of Restricted Stock
$27 per share and above but below $28      10,000 shares of Restricted Stock
$28 per share and above but below $29      10,000 shares of Restricted Stock
$29 per share and above but below $30      10,000 shares of Restricted Stock
$30 per share and above                    10,000 shares of Restricted Stock

Notwithstanding the foregoing, if there is a Change of Control involving the Company on or prior to December 31, 1998, (a) at any time during which Smith is either a member of the Board of Directors of US Can and/or United States Can Company or Chief Executive Officer of US Can and/or United States Can Company, and (b) if the transaction representing a Change of Control occurs at a price equal to or greater than $25 per share for the Common Stock of the Company, 100,000 of the shares of Restricted Stock comprising the Second Tranche, if not previously issued, shall be issued concurrently with the Change of Control, with additional shares of Restricted Stock not previously issued to be issued concurrently with the Change of Control in the amounts and at the prices set forth below:


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
Stock Price on Change of Control        Additional Issued Shares
--------------------------------        ------------------------
$26 per share and above but below $27   10,000 shares of Restricted Stock
$27 per share and above but below $28   10,000 shares of Restricted Stock
$28 per share and above but below $29   10,000 shares of Restricted Stock
$29 per share and above but below $30   10,000 shares of Restricted Stock
$30 per share and above                 10,000 shares of Restricted Stock

All Restricted Stock in the Second Tranche which cannot be issued as set forth above shall be forfeited.

            (C) The Restricted Stock is transferable at any time and from time to time after its issuance in accordance with Section 2 hereof, but subject to any restrictions on offer or sale set forth in federal and state securities laws or other restrictions imposed by applicable law. As used herein: "Change of Control" shall mean any one or more of the following: the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Fifteen Percent (15%) or more of the shares of the then outstanding common stock of the Company (the "Outstanding Common Stock"), a merger or consolidation of the Company in which the Company does not survive as an independent public company, a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Paragraph 1: (i) any acquisition directly from the Company or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company.

            3. Termination And Forfeiture of Restricted Stock. Smith acknowledges receipt of the provisions of the Plan, attached hereto as Exhibit A, and further agrees that, in


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the event Smith's employment with the Company is terminated by the Company with cause (if same occurs in any year during which Smith is Chief Executive Officer of the Company and/or United States Can Company), prior to completion of the issuance of the Restricted Stock granted to Smith under this Agreement, then all of the unissued Restricted Stock shall be forfeited to the Company and shall not be or become the property of Smith.

            4. Issuance of Shares. The Company shall have no obligation to issue fractional shares of the Restricted Stock or any portion thereof hereunder, but shall pay to Smith an amount in cash equal to the Market Value per Share (as defined in the Plan) of Restricted Stock for each fractional share.

            5. Adjustments of and Changes in Common Stock. The Board shall make or provide for adjustments in the numbers of Common Stock covered by any Restricted Stock grant hereunder, in the prices per share applicable to such Restricted Stock, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Smith that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, further, however, that any adjustment which by reason of this Section 5 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under the Plan


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such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

            6. Nontransferability of Restricted Stock. No Restricted Stock granted under the Plan shall be transferable by Smith other than by will or the laws of descent and distribution until the conditions for the issuance of such stock as set forth in Section 2 hereof have been met. The Restricted Stock shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Restricted Stock, other than in accordance with the terms set forth herein, shall be void and of no effect.

            7. Voting Rights of Restricted Stock. Each issuance of Restricted Stock, made on or after the conditions set forth in Section 2 are met, shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services.

            8. Administration. The Restricted Stock shall be issued in accordance with such administrative regulations as the Board of Directors shall from time to time adopt, to the extent not inconsistent with Section 422 of the Code.

            9. Laws. The Restricted Stock and this Agreement shall be construed, administered and governed under the laws of the State of Delaware, without regard to its conflict of law principles, and to the extent not inconsistent with Section 422 of the Code and the regulations issued thereunder.


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            10. General. The Company shall, at all times during which the
Restricted Stock is outstanding, pay all original issue and transfer taxes with respect to the issuance and transfer of Common Stock pursuant hereto, shall pay all other necessary fees and expenses incurred by the Company in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the opinion of the Company or counsel for the Company, shall be applicable thereto.

            11. Taxes. Nothing contained herein shall be construed as a representation as to Smith's tax treatment by federal, state or local taxing entities and no representation is made by the Company as to the continued existence, if any, of a beneficial tax treatment of any Restricted Stock granted hereunder. Smith should consult his individual tax consultant as to any Restricted Stocks granted hereunder.

            12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, one day after sent by recognized overnight delivery service, or five
(5) days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice duly given to the other party in accordance with this provision):

                  If to Smith:

                  At Smith's then current business or residence address as shown on the records of the Company, with a copy to such other person as Smith may have specified by notice duly given to the Company in accordance with this provision.


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                  If to the Company:

                  United States Can Company
                  900 Commerce Drive
                  Oak Brook, Illinois 60521
                  Attention: President and Vice President, Human Resources

                  With a copy to:

                  Ross & Hardies
                  150 N. Michigan Avenue
                  Chicago, Illinois 60601-7567
                  Attention:  Lawrence R. Samuels, Esq.

            13. Headings. The section headings of this Agreement are for reference only and are to be given no effect in the construction or interpretation of this Agreement.

            14. Severability. If any part or provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, said provision or part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts or provisions of this Agreement.

            15. Waiver. Any party may waive compliance by another party with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

            16. Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity (including any employee or person engaged by the Company in any capacity) not a party to this Agreement. The Company will require any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of the Company


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to make an express assumption of the obligations hereunder and cause any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of the Company to agree to perform all parts and provisions under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

            17. Counterparts. This Agreement may be signed in any number of counterparts and all such counterparts shall be read together and construed as but one and the same document.

            18. Acknowledgement. BY SIGNING HEREUNDER, SMITH ACKNOWLEDGES RECEIPT OF THE PLAN ATTACHED HERETO AS EXHIBIT A AND REPRESENTS THAT HE HAS READ AND THOROUGHLY REVIEWED THE PLAN.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the date first written above.


U.S. CAN CORPORATION                             WILLIAM J. SMITH



By: /s/ Carl Ferenbach                           /s/ William J. Smith
    ---------------------------------------      -------------------------------
    Name: Carl Ferenbach                         William J. Smith
    Title: Chairman of the Compensation
           Committee of the Board of Directors


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                                    EXHIBIT A

             Copy of U.S. Can Corporation 1997 Equity Incentive Plan


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